Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267743

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to our common stock has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 15, 2022

Preliminary prospectus supplement

(To prospectus dated October 14, 2022)

$100,000,000

Ginkgo Bioworks Holdings, Inc.

Class A Common Stock

We, Ginkgo Bioworks Holdings, Inc., are offering shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), with an aggregate public offering price of approximately $100,000,000.

We intend to use the net proceeds of this offering to offset the cash used to finance the acquisition (the “Bayer Acquisition”) of certain of the assets and liabilities of Bayer CropScience LP, a Delaware limited partnership (“Bayer”), as described herein, and for other general corporate purposes.

Our Class A common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “DNA.” On November 11, 2022, the last reported sale price of our Class A common stock was $2.85 per share.

The underwriter has agreed to purchase the shares of Class A common stock from us at a price of $                per share. We have granted the underwriter an option for 30 days from the date of this prospectus supplement to purchase up to                  additional shares of our Class A common stock. We estimate that the proceeds to us in this offering will be approximately $                 , or approximately $                 if the underwriter exercises in full its option to purchase additional shares, in each case before deducting estimated offering expenses payable by us. The underwriter proposes to offer the shares of Class A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices, subject to its right to reject any order in whole or in part.

We have agreed to reimburse the underwriter for certain expenses incurred in this offering. See “Underwriting” for additional information regarding underwriting compensation.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus and the “Risk Factors” disclosure included in the documents that are incorporated by reference therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporated by reference, before you invest in our Class A common stock.

The shares of Class A common stock will be ready for delivery on or about November    , 2022.

BTIG

The date of this prospectus supplement is November    , 2022

Prospectus supplement

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (1) this prospectus supplement, including the documents incorporated by reference, which describes the terms of the Class A common stock that we are currently offering, and (2) the accompanying prospectus, including the documents incorporated by reference, which provides general information about us. The information in this prospectus supplement supersedes any inconsistent information included or incorporated by reference in the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriter has authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. If you receive any information not authorized by us or the underwriter, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its respective date.

We and the underwriter are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “Ginkgo,” “we,” “us,” “our” and similar terms refer to Ginkgo Bioworks Holdings, Inc. and its consolidated subsidiaries. When we refer to “you” we mean the holders of Class A common stock offered hereby.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the other documents Ginkgo has filed with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference, contains various “forward-looking statements” regarding, among other things, the plans, strategies and prospects, both business and financial, of Ginkgo. These statements are based on the beliefs and assumptions of the management of Ginkgo. Although Ginkgo believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Ginkgo cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this prospectus supplement include, but are not limited to, statements about:

•	Ginkgo’s ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

•	Ginkgo’s ability to retain or recruit, or adapt to changes required in, its founders, senior executives, key personnel or directors;

•	factors relating to the business, operations and financial performance of Ginkgo, including:

•	Ginkgo’s ability to effectively manage its growth;

•	Ginkgo’s exposure to the volatility and liquidity risks inherent in holding equity interests in certain of its customers;

•

rapidly changing technology and extensive competition in the synthetic biology industry that could make the products and processes Ginkgo is developing obsolete or non-competitive unless it continues to collaborate on the development of new and improved products and processes and pursue new market opportunities;

•	Ginkgo’s reliance on its customers to develop, produce and manufacture products using the engineered cells and/or biomanufacturing processes that Ginkgo develops;

•	Ginkgo’s ability to comply with laws and regulations applicable to its business; and

•	market conditions and global and economic factors beyond Ginkgo’s control;

•	intense competition and competitive pressures from other companies worldwide in the industries in which Ginkgo operates;

•	litigation and the ability to adequately protect Ginkgo’s intellectual property rights;

•	the success of Ginkgo’s programs and their potential to contribute revenue;

•	Ginkgo’s ability to successfully integrate and realize the benefits of merger and acquisition transactions, including its ability to expand its platform capabilities; and

•	other factors detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus supplement are more fully described under the heading “Risk Factors” and elsewhere in this prospectus supplement. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus supplement describe additional factors that could adversely affect the business, financial condition or results of Ginkgo. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Ginkgo assess the impact of all such risk factors on the business

S-ii

of Ginkgo, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance.

All forward-looking statements contained in this prospectus supplement and in the documents incorporated herein or therein by reference are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, the risk factors incorporated by reference herein from Ginkgo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the SEC on March 29, 2022, as subsequently amended (the “2021 Annual Report”), Ginkgo’s Quarterly Report on Form 10-Q for the quarterly period ended March, 31, 2022, filed with the SEC on May 16, 2022, Ginkgo’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 15, 2022 and Ginkgo’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 14, 2022, and any risk factors contained in Ginkgo’s subsequent filings with the SEC that are incorporated by reference herein. Please reference the section entitled “Where You Can Find More Information” in this prospectus supplement. These forward-looking statements speak only as of the date of this prospectus supplement. Except to the extent required by applicable laws and regulations of the SEC, Ginkgo undertakes no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be “furnished” and not filed in accordance with SEC rules) until we have sold all of the securities to which this prospectus supplement relates. Any statement in a document incorporated by reference in this prospectus supplement and the accompanying prospectus is an important part of this prospectus supplement and the accompanying prospectus. Any statement in a document incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document that is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement.

We incorporate by reference in this prospectus supplement the following information or documents that we have filed with the SEC:

•	our 2021 Annual Report, as amended by our Current Report on Form 8-K, as filed with the SEC on October 4, 2022;

•	our Amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2021, as filed with the SEC on September 1, 2022;

•	the information specifically incorporated by reference into our 2021 Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2022;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022 as filed with the SEC on May  16, 2022, August  15, 2022 and November 14, 2022, respectively;

•

our Current Reports on Form 8-K, as filed with the SEC on June 14, 2022, July  25, 2022, July  25, 2022, August  4, 2022, October  4, 2022, and October 19, 2022 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on September 16, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our 2021 Annual Report.

We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Investor Relations

Ginkgo Bioworks Holdings, Inc.

27 Drydock Avenue, 8th Floor

Boston, MA 02210

(877) 422-5362

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.ginkgobioworks.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our Class A common stock being offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus omit certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about us and the shares of our Class A common stock being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above and through the SEC’s website.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.ginkgobioworks.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus supplement. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

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SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully review this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein, including the “Risk Factors” sections and the financial statements and the notes to those statements incorporated by reference herein. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

The Company

Ginkgo Bioworks Holdings, Inc. is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Our biosecurity and public health unit, Concentric by Ginkgo, is building global infrastructure for biosecurity to empower governments, communities, and public health leaders to prevent, detect and respond to a wide variety of biological threats. We have incurred net losses since our inception. Our net loss attributable to its stockholders was approximately $669.1 million and $1,928.4 million for the three and nine months ended September 30, 2022, respectively, and $1,830.0 million, $126.6 million and $119.3 million for the fiscal years ended December 31, 2021, 2020 and 2019, respectively. As of September 30, 2022, we had an accumulated deficit of approximately $4,226.3 million, and as of December 31, 2021, we had an accumulated deficit of approximately $2,297.9 million. For more information, see “Risk Factors—Risks Related to Ginkgo’s Business—We have a history of net losses. We expect to continue to incur losses for the foreseeable future, and we may never achieve or maintain profitability” in our Quarterly Report on Form 10-Q for the period ended September 30, 2022.

Recent Acquisitions

Zymergen

On October 19, 2022, we completed the previously announced acquisition contemplated by that certain Agreement and Plan of Merger, dated as of July 24, 2022 (the “Zymergen Merger Agreement”), among Zymergen Inc., a Delaware public benefit corporation (“Zymergen”), Ginkgo, and Pepper Merger Subsidiary Inc., a Delaware corporation and an indirect wholly owned subsidiary of Ginkgo (“Merger Subsidiary”). Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Zymergen, with Zymergen surviving as a wholly owned subsidiary of Ginkgo. As consideration for the transaction, Ginkgo delivered to Zymergen common stockholders approximately 96,889,821 shares of Ginkgo Class A common stock valued at closing at $236.4 million (based on Ginkgo’s closing stock price on October 19, 2022 of $2.44).

Bayer Assets

On October 17, 2022, we completed the previously announced acquisition (the “Bayer Acquisition”) of certain assets and liabilities of Bayer CropScience LP, a Delaware limited partnership (“Bayer”) for an aggregate consideration of $80.0 million, which we paid with cash on hand upon closing.

Corporate Information

We were originally incorporated as Soaring Eagle Acquisition Corp., a Cayman Islands exempted company, in October 2020 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. Soaring Eagle Acquisition Corp. completed its initial public offering in February 2021. In September 2021, a wholly owned subsidiary of Soaring Eagle Acquisition Corp. merged with and into Ginkgo Bioworks, Inc., a Delaware corporation (the “SRNG Business Combination”), with Ginkgo Bioworks, Inc. surviving the merger as a wholly owned subsidiary of Soaring Eagle Acquisition Corp. In connection with the merger, we changed our name to “Ginkgo Bioworks Holdings, Inc.”

Our principal executive offices are located at 27 Drydock Avenue, 8th Floor, Boston MA 02210.

Our telephone number is (877) 422-5362. Our website address is www.ginkgobioworks.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the registration statement of which it forms a part.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Ginkgo’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Soaring Eagle Acquisition Corp.’s initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in nonconvertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

THE OFFERING

Issuer	Ginkgo Bioworks Holdings, Inc.

Class A common stock offered by us	35,087,719 shares of Class A common stock, based on an assumed public offering price of $2.85 per share, the last reported sale price of our Class A common stock on the NYSE on November 11, 2022 (or 40,350,877 shares if the underwriter exercises its option to purchase additional shares of Class A common stock in full).

Class A common stock outstanding after this offering	1,131,986,853 shares of Class A common stock, based on an assumed public offering price of $2.85 per share, the last reported sale price of our Class A common stock on the NYSE on November 11, 2022 (or 1,137,250,011 shares if the underwriter exercises its option to purchase additional shares of Class A common stock in full).

Public offering price per share	$

Use of proceeds	The net proceeds from this offering are estimated to be approximately $ million (or approximately $ million if the underwriter exercises its option to purchase additional shares in full), after deducting estimated offering expenses payable by us. We intend to use the net proceeds of this offering to offset the cash used to finance the Bayer Acquisition and for other general corporate purposes. See “Use of Proceeds.”

U.S. federal income and estate tax consequences	For certain material U.S. federal income tax and estate tax consequences of the holding and disposition of shares of our common stock, see “Material United States Federal Income and Estate Tax Considerations for Non-U.S. Holders.”

NYSE symbol	Our Class A common stock is listed on the NYSE under the symbol “DNA.”

The number of shares of our Class A common stock to be outstanding after the offering is based on 1,096,899,134 shares of our Class A common stock outstanding as of September 30, 2022, and excludes:

•	19,966,733 shares of our Common Stock (as defined below) issuable upon the exercise of stock options outstanding as of September 30, 2022, at a weighted-average exercise price of $0.19 per share;

•

51,824,895 shares of our Common Stock issuable upon the exercise of warrants to purchase shares of Class A common stock outstanding as of September 30, 2022, at a weighted-average exercise price of $11.50 per share;

•	215,669,400 shares of our Common Stock issuable upon vesting of outstanding restricted stock units as of September 30, 2022;

•	196,830,168 shares of our Common Stock reserved for future issuance under our 2021 Incentive Award Plan as of September 30, 2022;

•	36,909,908 shares of our Common Stock reserved for future issuance under our 2021 Employee Stock Purchase Plan as of September 30, 2022; and

•

up to 116,653,266 shares of restricted common stock subject to forfeiture to the extent that the vesting conditions as described in the Merger Agreement, dated as of May 11, 2021, by and among Soaring Eagle Acquisition Corp., SEAC Merger Sub Inc. and Ginkgo Bioworks, Inc. are not met.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise by the underwriter of its option to purchase up to an additional $15,000,000 in shares of our Class A common stock in this offering;

•	no exercise of stock options or warrants and no vesting of restricted stock units after September 30, 2022; and

•

no conversion into Class A common stock of any of our outstanding shares of Class B common stock, par value $0.0001 (“Class B common stock”), and Class C common stock, par value $0.0001 (“Class C common stock” together with the Class A common stock and the Class B common stock, the “Common Stock”), of which there were 351,364,090 and 200,000,000 shares outstanding, respectively, as of September 30, 2022.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement, before making an investment decision. Our business, prospects, financial condition or operating results could decline due to any of these risks and, as a result, you may lose all or part of your investment.

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of Ginkgo and its subsidiaries.

Risks Related to This Offering

If you purchase shares in this offering, you will suffer immediate and substantial dilution.

If you purchase shares of our Class A common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your stock of $1.98 per share as of November 11, 2022, based on an assumed public offering price of $2.85 per share, the last reported sale price of our Class A common stock on the NYSE on November 11, 2022. Dilution is calculated based on the total amount of issued and outstanding shares of Common Stock. The price that you pay will be substantially greater than the net tangible book value per share of the shares you acquire. You will experience additional dilution upon the exercise of options and warrants to purchase our Class A common stock, as well as upon the vesting of outstanding restricted stock units, including those options currently outstanding and those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders will experience substantial additional dilution.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Risks Related to Our Common Stock, Organizational Structure and Governance

We are not, and do not intend to become, regulated as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and if we were deemed an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

An entity generally will be deemed to be an “investment company” for purposes of the Investment Company Act if:

•

it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

it is an inadvertent investment company because, absent an applicable exemption, (i) it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, or (ii) it owns or proposes to acquire investment securities having a value exceeding 45% of the value of its total assets (exclusive of U.S. government securities and cash items) and/or more than 45% of its income is derived from investment securities on a consolidated basis with its wholly owned subsidiaries.

We believe that we are engaged primarily in the business of providing cell engineering services to customers from across a variety of industries and not in the business of investing, reinvesting or trading in securities. We hold ourselves out as a synthetic biology company and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that we are an “orthodox” investment company as defined in Section 3(a)(1)(A) of the Investment Company Act and described in the first bullet point above. Furthermore, we believe that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will be composed of assets that could be considered investment securities. Accordingly, we do not believe that we are an inadvertent investment company by virtue of the 40% tests in Section 3(a)(1)(C) of the Investment Company Act as described in the second bullet point above. In addition, we believe that we are not an investment company under Section 3(b)(1) of the Investment Company Act because we are primarily engaged in a non-investment company business.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed to be an investment company under the Investment Company Act or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the Investment Company Act. In order to ensure that we are not deemed to be an investment company, we may be limited in the assets that we may continue to own and, further, may need to dispose of or acquire certain assets at such times or on such terms as may be less favorable to us than in the absence of such requirement. If anything were to happen which would cause us to be deemed to be an investment company under the Investment Company Act (such as significant changes in the value of our programs or a change in circumstance that results in a reclassification of our interests in our programs for purposes of the Investment Company Act), the requirements imposed by the Investment Company Act could make it impractical for us to continue our business as currently conducted, which would materially adversely affect our business, financial condition and results of operations. In addition, if we were to become inadvertently subject to the Investment Company Act, any violation of the Investment Company Act could subject us to material adverse consequences, including potentially significant regulatory penalties and the possibility that certain of our contracts could be deemed unenforceable.

Only our employees and directors are entitled to hold shares of our Class B common stock (including shares of Class B common stock granted or otherwise issued to our employees and directors in the future), which shares have ten votes per share. This limits or precludes other stockholders’ ability to influence the outcome of matters submitted to stockholders for approval, including the election of directors, the approval of certain employee compensation plans, the adoption of certain amendments to our organizational documents and the approval of any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring stockholder approval.

Shares of our Class B common stock have ten votes per share, whereas shares of our Class A common stock have one vote per share and shares of our Class C common stock, par value $0.0001 per share have no voting rights (except as otherwise expressly provided in our amended and restated certificate of incorporation (the “Charter”) or required by applicable law). As of September 30, 2022, our directors and executive officers hold in the aggregate approximately 53.2% of the total voting power of our outstanding capital stock, and our directors, founders and executive officers hold in the aggregate approximately 73.4% of the total voting power of our outstanding capital stock. Accordingly, holders of shares of our Class B common stock are able to significantly influence the outcome of matters submitted to our stockholders for approval, including the election of directors, the approval of certain employee compensation plans, the adoption of amendments to our organizational documents and the approval of any merger, consolidation, sale of all or substantially all of our assets or other major corporate transaction requiring stockholder approval. This concentrated voting power limits or precludes other stockholders’ ability to influence the outcome of these matters. Holders of Class B common stock may have interests that differ from holders of Class A common stock and may vote in a way with which holders of Class A common stock disagree and which may be adverse to the interests of holders of Class A common stock.

This concentrated voting power is likely to have the effect of limiting the likelihood of an unsolicited merger proposal, unsolicited tender offer or proxy contest for the removal of directors. As a result, our governance structure and Charter may have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices and make it more difficult to replace our directors and management. Furthermore, this concentrated voting power could discourage a potential investor from acquiring Class A common stock due to the limited voting power of such stock relative to Class B common stock, which could also adversely affect the trading price of Class A common stock.

Our multi-class stock structure is intended to preserve our existing founder-led governance structure, to promote employee retention and engagement, to facilitate continued innovation and the risk-taking that it requires, to permit us to continue to prioritize our long-term goals rather than short-term results, to enhance the likelihood of continued stability in the composition of our board of directors and its policies, and to discourage certain types of transactions that may involve an actual or threatened acquisition of the company, all of which we believe are essential to the long-term success of our company and to long-term stockholder value. We expect to maintain this concentrated voting power among our founders and employees for the foreseeable future, including by issuing additional shares of Class B common stock to our employees pursuant to our equity compensation plans and allowing our employees and directors to exchange shares of Class A common stock for shares of Class B common stock.

Future transfers of shares of Class B common stock to persons other than Ginkgo directors and employees, or trusts or legal entities through which the right to vote the shares of Class B common stock held thereby is exercised exclusively by one or more of Ginkgo’s directors or employees (any such director, employee, trust or legal entity, an “Eligible Holder”), or the holder of shares of Class B common stock ceasing to be an Eligible Holder, will generally result in those shares converting to shares of Class A common stock on a one-to-one basis, subject to certain exceptions and unless a majority of the independent directors of our board of directors determine that such transfer or event will not result in such automatic conversion. Each share of Class B common stock is also convertible at any time at the option of the holder into one share of Class A common stock. The conversion of Class B common stock to Class A common stock over time will have the effect of increasing the relative voting power of those holders of Class B common stock who retain their shares of Class B common stock in the long term. As a result, the relative voting power of holders of Class A common stock is expected to remain limited for a significant period of time, and it is possible that one or more of the persons or entities holding Class B common stock could gain significant voting control as other holders of Class B common stock sell or otherwise convert their shares into Class A common stock. In addition, the conversion of Class B common stock to Class A common stock would dilute holders of Class A common stock in terms of voting power within the Class A common stock. Because holders of Class C common stock have no voting rights (except as otherwise expressly provided in the Charter or required by applicable law), the holders of Class B common stock may be able to significantly influence the outcome of matters submitted to our stockholders for approval for a longer period of time than would be the case if we issued Class A common stock rather than Class C common stock in such transactions.

Our share price may change significantly over time, and you may not be able to resell our Class A common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The trading price of our Class A common stock has been in the past and is likely to continue to be volatile. Such volatility may be, in part, attributable to:

•	future sales of our Class A common stock or other securities by us or our existing stockholders, or the perception of such future sales;

•	results of operations of the company or our competitors that vary from the expectations of securities analysts and investors;

•

changes in expectations as to our future financial performance and growth, including assessments of our business, prospects, financial estimates and investment recommendations by securities analysts, investors and short sellers;

•	additions or departures of key management personnel or members of our board of directors;

•	announcements by us or our competitors of significant contracts, new products, acquisitions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;

•	announcements relating to actual or potential civil and non-civil litigation, as well as governmental or regulatory investigations or inquiries;

•	guidance that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	changes in the perception of our offerings or the synthetic biology industry more general including changes in regulatory conditions;

•	the development and sustainability of an active trading market for our Class A common stock;

•	changes in accounting principles;

•	changes in general economic or market conditions or trends in our industry or markets; and

•	other events or factors, including those resulting from natural disasters, pandemics, epidemics, war (including Russia’s invasion of Ukraine), acts of terrorism or responses to these events.

These factors among others may materially adversely affect the market price of our Class A common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A common stock are low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our securities to decline.

The sale of our securities in the public market, including by entities to which we have issued shares in connection with transactions, or the perception that such sales could occur, could harm the prevailing market price of our securities. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

As of the consummation of the SRNG Business Combination, we had a total of approximately 1,959 million shares of Common Stock outstanding on a fully-diluted basis, consisting of approximately 1,333 million shares of Class A common stock and approximately 626 million shares of Class B common stock. All shares issued in the SRNG Business Combination are freely tradable without registration under the Securities Act, and without restriction by persons other than our “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including our directors, executive officers and other affiliates. Of these shares, approximately 631 million shares of Common Stock outstanding on a fully-diluted basis were subject to a one-year lock-up, which expired on September 16, 2022. In addition to the above, there are up to approximately 206 million shares of Common Stock that may be earned if the trading price is greater than or equal to the earnout price threshold in the table below for any point in a trading day during 20 trading days in a 30 consecutive trading day period, of which approximately

51.5 million shares were earned as of September 30, 2022. The vast majority of the shares that are part of the earnout will not be subject to lock-up once the earnout conditions are met.

Earnout Price Threshold	Number of Shares Earned
$12.50 (earnout condition has been met)	Approximately 51.5 million
$15.00	Approximately 51.5 million
$17.50	Approximately 51.5 million
$20.00	Approximately 51.5 million

In connection with the SRNG Business Combination, in September 2021, Jason Kelly, Reshma Shetty, Austin Che and Bartholomew Canton were each granted 21,458,317 restricted stock units, pursuant to Founder Equity Grant Agreements dated January 1, 2020. Each named founder agreed to extend the vesting on these restricted stock units and their 4,324,037 restricted stock units granted in 2020 such that these restricted stock units and their associated earnout shares vested on October 1, 2022. Certain of such shares have been sold into the market (including to cover the income tax obligations associated with their vesting and distribution or otherwise), and such sales and any future sales could harm the prevailing market price of our securities.

In addition, the shares of our Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. Our compensation committee of our board of directors may determine the exact number of shares to be reserved for future issuance under our equity incentive plans at its discretion. We have filed, and expect to file in the future, one or more registration statements on Form S-8 under the Securities Act to register shares of Class A common stock or securities convertible into or exchangeable for shares of Class A common stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

Short sellers may engage in manipulative activity intended to drive down the market price of our Class A common stock, which could also result in related regulatory and governmental scrutiny, among other effects.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of later buying lower priced identical securities to return to the lender. Accordingly, it is in the interest of a short seller of our Class A common stock for the price to decline. At any time, short sellers may publish, or arrange for the publication of, opinions or characterizations that are intended to create negative market momentum. Issuers, like us, whose securities have historically had limited trading history or volumes and/or have been susceptible to relatively high volatility levels can be vulnerable to such short seller attacks. Short selling reports can cause increased volatility in an issuer’s stock price, and result in regulatory and governmental inquiries. On October 6, 2021, such a report was published about us. Shortly after, we received a preliminary and informal inquiry from the U.S. Department of Justice related to such report. Any related inquiry or formal investigation from a governmental organization or other regulatory body, including any inquiry from the SEC, could result in a material diversion of our management’s time and could have a material adverse effect on our business and results of operations.

Our Charter authorizes a large number of shares of Class B common stock for issuance in the future. The future issuance of shares of Class B common stock may have the effect of further concentrating voting power with our employees and other Class B stockholders, and could have an adverse effect on the trading price of Class A common stock.

Under our Charter, we are authorized to issue 4,500,000,000 shares of Class B common stock, which are entitled to ten votes per share. We currently intend to issue additional shares of Class B common stock in the future to existing and newly hired employees pursuant to our equity compensation plans. Our authorized but unissued shares of Class B common stock are available for issuance to Eligible Holders, as defined in the Charter, with the approval of our board of directors and without stockholder approval, except as may be required by the Listing Rules of the NYSE. In addition, our authorized but unissued shares of Class B common stock are available for issuance to persons other than Eligible Holders only with the approval of a majority of our directors elected by the holders of Class B common stock, voting separately as a class. If we issue additional shares of Class B common stock in the future, holders of shares of Class A common stock, which are entitled to one vote per share, will experience disproportionate voting power dilution relative to economic dilution, and the holders of Class B common stock may be able to significantly influence the outcome of matters submitted to our stockholders for approval for a longer period of time than would be the case if we issued shares of Class A common stock.

See “Risk Factors—Risks Related to Our Common Stock, Organizational Structure and Governance—Only our employees and directors are entitled to hold shares of our Class B common stock (including shares of Class B common stock granted or otherwise issued to our employees and directors in the future), which shares have ten votes per share. This limits or precludes other stockholders’ ability to influence the outcome of matters submitted to stockholders for approval, including the election of directors, the approval of certain employee compensation plans, the adoption of amendments to our organizational documents and the approval of any merger, consolidation, sale of all or substantially all of our assets or other major corporate transaction requiring stockholder approval.”

Under our Charter, we are authorized to issue 800,000,000 shares of Class C common stock, which have no voting rights (except as otherwise expressly provided in the Charter or required by applicable law). Outstanding Class C common stock may have the effect of extending voting power in Class B common stock, and may discourage potential acquisitions of our business and could have an adverse effect on the trading price of Class A common stock.

Under our Charter, we are authorized to issue 800,000,000 shares of Class C common stock, which have no voting rights (except as required by law). Class C common stock may be used for a variety of corporate purposes, including financings, acquisitions and investments. Our authorized but unissued shares of Class C common stock are available for issuance with the approval of our board of directors and without stockholder approval, except as may be required by the Listing Rules of the NYSE. Because the Class C common stock carries no voting rights (except as otherwise expressly provided in the Charter or required by applicable law), is not convertible into any other capital stock, and is not listed for trading on an exchange or registered for sale with the SEC, shares of Class C common stock may be less liquid and less attractive to any future recipients of these shares than shares of Class A common stock, although we may seek to list the Class C common stock for trading and register shares of Class C common stock for sale in the future. In addition, because our Class C common stock has no voting rights (except as otherwise expressly provided in the Charter or required by applicable law), the holders of Class B common stock may be able to significantly influence the outcome of matters submitted to our stockholders for approval for a longer period of time than would be the case if we issued Class A common stock rather than Class C common stock in such transactions. In addition, further issuances of Class C common stock would have a dilutive effect on the economic interests of Class A common stock and Class B common stock. Any such issuance could also cause the trading price of Class A common stock to decline.

We cannot predict the effect the multi-class structure of our common stock may have on the trading price of our Class A common stock.

The holding of low-voting stock, such as Class A common stock, may not be permitted by the investment policies of certain institutional investors or may be less attractive to the portfolio managers of certain institutional investors. In addition, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, S&P Dow Jones announced that they would cease to allow most newly public companies with dual- or multi-class capital structures to be included in their indices.

Affected indices include the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Under the announced policies, our multi-class capital structure would make our Class A common stock ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our common stock. These policies may depress our valuation compared to those of other similar companies that are included. Because of our multi-class stock structure, our Class A common stock will likely continue to be excluded from certain of these indices, and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds in our Class A common stock and could make shares of our Class A common stock less attractive to other investors. As a result, the trading price of shares of our Class A common stock could be adversely affected.

Our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with this offering or other ownership changes.

Generally, federal net operating loss (“NOL”) carryforwards generated in periods after December 31, 2017, may be carried forward indefinitely but may only be used to offset 80% of our taxable income annually. Our NOL carryforwards are subject to review and possible adjustment by the Internal Revenue Service (the “IRS”), and state tax authorities. Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), our federal NOL carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders over a three-year period in excess of 50 percentage points. Our ability to utilize our NOL carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with this offering. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from this offering or other transactions, or any resulting limitations on our ability to utilize our NOL carryforwards and other tax attributes. Such limitations could result in increased future tax liability to us and our future cash flows could be adversely affected.

Our focus on the long-term best interests of our company and our consideration of all of our stakeholders, including our stockholders, workforce, customers, suppliers, academic researchers, governments, communities and other stakeholders that we may identify from time to time, may conflict with short-term or medium-term financial interests and business performance, which may adversely impact the value of our Common Stock.

We believe that focusing on the long-term best interests of our company and our consideration of all of our stakeholders, including our stockholders, workforce, customers, suppliers, academic researchers, governments, communities and other stakeholders we may identify from time to time, is essential to the long-term success of our company and to long-term stockholder value. Therefore, we have made decisions, and may in the future make decisions, that we believe are in the long-term best interests of our company and our stockholders, even if such decisions may negatively impact the short- or medium-term performance of our business, results of operations, and financial condition or the short- or medium-term performance of our Class A common stock. Our commitment to pursuing long-term value for the company and its stockholders, potentially at the expense of short- or medium-term performance, may materially adversely affect the trading price of our Class A common stock, including by making owning our Class A common stock less appealing to investors who are focused on returns over a shorter time horizon. Our decisions and actions in pursuit of long-term success and long-term stockholder value, which may include our multi-class stock structure, making investments in R&D and our employees, and investing in and introducing new products and services, may not result in the long-term benefits that we expect, in which case our business, results of operations and financial condition, as well as the trading price of our Class A common stock, could be materially adversely affected.

We have in the past, and in the future may continue to pursue strategic acquisitions and investments that are dilutive to our stockholders, and such strategic acquisitions or investments could have an adverse impact on our business if they are unsuccessful.

We have made acquisitions in the past and, as appropriate opportunities become available, we may acquire additional businesses, assets, technologies, or products to enhance our business in the future, but our ability to do so successfully cannot be ensured. We have also made investments in companies that we view as synergistic with our business. Although we conduct due diligence on these acquisitions and investments, such processes may underestimate or fail to reveal significant liabilities and we could incur losses resulting from liabilities of the acquired business that are not covered by indemnification we may obtain from the seller. Even if we identify suitable opportunities, including pending transactions, we may not be able to complete such acquisitions on favorable terms or at all, which could damage our business. Additionally, pursuing acquisitions, whether successful or unsuccessful, could result in civil litigation and regulatory penalties. Any acquisitions we make may not strengthen our competitive position, and these transactions may be viewed negatively by customers or investors. We may decide to incur debt or spend cash in connection with a strategic acquisition, which may cause us to face liquidity concerns or be subject to restrictive covenants in the future. We have issued, and in the future may issue, common stock or other equity securities to the stockholders of the acquired company, which could constitute a material portion of our then-outstanding shares of common stock and may reduce the percentage ownership of our existing stockholders.

In addition, we may not be able to successfully integrate the acquired personnel, assets, technologies, products and/or operations into our existing business in an effective, timely, and non-disruptive manner or retain acquired personnel following an acquisition. Acquisitions may also divert management’s attention from day-to-day responsibilities, increase our expenses and reduce our cash available for operations and other uses. In addition, we may not be able to fully recover the costs of such acquisitions or be successful in leveraging any such strategic transactions into increased business, revenue, or profitability. We also cannot predict the number, timing, or size of any future acquisitions or the effect that any such transactions might have on our operating results.

Accordingly, although there can be no assurance that we will undertake or successfully complete any future acquisitions, any transactions that we have completed or in the future do complete may not yield the anticipated benefits and may be subject to the foregoing or other risks and have a material and adverse effect on our business, financial condition, results of operations, and prospects. Conversely, any failure to pursue or delay in completing any acquisition or other strategic transaction that would be beneficial to us, including those caused by competing parties, could delay the development of our platform or advancement of our programs and, thus, potential commercialization of our customer’s products.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $            million (or approximately $             million if the underwriter exercises its option to purchase additional shares of Class A common stock in full), after deducting estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to offset the cash used to finance the Bayer Acquisition and for other general corporate purposes.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. Based on our current operating plan and projections, we believe that our current cash, cash equivalents and investments, together with the net proceeds from this offering will be sufficient to fund our projected operating requirements for the foreseeable future.

DILUTION

If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A common stock immediately after this offering. Our net tangible book value as of September 30, 2022 was approximately $1,363.0 million, or approximately $0.83 per share of Common Stock based upon 1,648,263,224 shares of Common Stock outstanding as of September 30, 2022. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of Common Stock outstanding.

After giving effect to the sale by us of $100 million of shares of Class A common stock at an assumed offering price of $2.85 per share, the last reported price of our Class A common stock on the NYSE on November 11, 2022, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $1,461.8 million, or $0.87 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.04 per share of Common Stock to our existing stockholders and an immediate dilution in net tangible book value of $1.98 per share of Common Stock to new investors purchasing our Class A common stock in this offering at the assumed public offering price. The following table illustrates this calculation on a per share basis:

Assumed offering price per share of Class A common stock		$2.85
Net tangible book value per share of Common Stock as of September 30, 2022	$0.83
Increase in net tangible book value per share of Common Stock attributable to the offering	0.04

As adjusted net tangible book value per share of Common Stock after giving effect to the offering(1)		0.87

Dilution in net tangible book value per share of Common Stock to new investors in the offering(1)		$1.98

(1)	Assumes the issuance of 35,087,719 shares of Class A common stock at an assumed offering price of $2.85 per share resulting in gross proceeds of $100,000,000.

This discussion of Common Stock dilution, and the table quantifying it, assumes no exercise of any outstanding options to purchase shares of our Common Stock or warrants, no vesting of the Earnout Shares, no vesting of restricted stock units as of September 30, 2022 and no issuance of up to 5,263,158 shares of Class A common stock that we may sell to the underwriter upon its exercise of its option to purchase additional shares, based on the assumed public offering price of $2.85 per share, the last reported sale price of our Class A common stock on the NYSE on November 11, 2022. The exercise of outstanding options or warrants to purchase shares of our Class A common stock having an exercise price less than the public offering price, or the vesting of restricted stock units, would increase the dilutive effect to new investors.

If the underwriter exercises its option to purchase $15,000,000 of shares of Class A common stock in full at the assumed public offering price of $2.85 per share, the last reported sale price of our Class A common stock on the NYSE on November 11, 2022, the pro forma as adjusted net tangible book value after this offering would be approximately $0.87 per share, representing an increase in net tangible book value of approximately $0.04 per share to existing stockholders and immediate dilution in net tangible book value of approximately $1.98 per share to investors purchasing our Class A common stock in this offering at the public offering price.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our Class A common stock by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders of our common stock. This summary is based upon the Code, the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change at any time, possibly on a retroactive basis.

This summary assumes that shares of our common stock are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities or arrangements, certain U.S. expatriates, tax-exempt organizations, pension plans, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons in special situations, such as those who have elected to mark securities to market or those who hold common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and gift tax considerations, the alternative minimum tax, the 3.8% Medicare tax on net investment income, or considerations under the tax laws of any state, local or non-U.S. jurisdiction.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of common stock that for U.S. federal income tax purposes is not classified or otherwise treated as a partnership and is not:

•	an individual who is a citizen or resident of the United States;

•

a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity that is classified or otherwise treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities or arrangements that are classified as partnerships for U.S. federal income tax purposes and persons holding our common stock through a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain a ruling from the IRS with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of our common stock.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE TAX ADVICE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS

CONCERNING THE U.S. FEDERAL INCOME AND ESTATE TAXATION, STATE, LOCAL AND NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Distributions on Our Common Stock

We have not paid any cash dividends on our Class A common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Ginkgo Board at such time. In the event that we do make a distribution of cash or property with respect to our Class A common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits, if any, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a return of capital and will first reduce the holder’s adjusted tax basis in our Class A common stock, but not below zero. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “—Gain on Sale, Exchange or Other Taxable Disposition of Our Class A Common Stock.” Any such distribution would also be subject to the discussion below under the section titled “—Additional Withholding and Reporting Requirements.”

Dividends paid to a Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides us or our agent, as the case may be, with the appropriate IRS Form W-8, such as:

•	IRS Form W-8BEN or W-8BEN-E (or successor form) certifying, under penalties of perjury, a reduction in withholding under an applicable income tax treaty, or

•

IRS Form W-8ECI (or successor form) certifying that a dividend paid on common stock is not subject to withholding tax because it is effectively connected with a trade or business in the United States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. tax rates as described below).

The certification requirement described above must be provided to us or our agent prior to the payment of dividends and must be updated periodically. The certification also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that hold shares of our common stock through intermediaries or are pass-through entities for U.S. federal income tax purposes.

Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If dividends are effectively connected with a trade or business in the United States of a Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States. In addition, if a Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% (unless reduced by an applicable income treaty) of its earnings and profits in respect of such effectively connected dividend income.

Non-U.S. Holders that do not timely provide us or our agent with the required certification, but which are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Our Class A Common Stock

Subject to the discussion below under the section titled “—Additional Withholding and Reporting Requirements,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock, unless (1) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (2) we are or have been a “United States real property holding corporation,” as defined in the Internal Revenue Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period in the shares of our common stock, and certain other requirements are met, or (3) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition. If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain on a net income basis in the same manner as if it were a resident of the United States and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to any earnings and profits attributable to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we became a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as USRPHC so long as our common stock is regularly traded on an established securities market at any time during the calendar year in which the disposition occurs and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the shorter of the five year period ending on the date of disposition and the holder’s holding period. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Additional withholding and reporting requirements

Sections 1471 through 1474 of the Code and related Treasury Regulations, together with other Treasury Department and IRS guidance issued thereunder, and intergovernmental agreements, legislation, rules and other official guidance adopted pursuant to such intergovernmental agreements (commonly referred to as “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments, including dividends paid on our common stock, paid to (1) a “foreign financial institution” (as defined under FATCA) unless such institution furnishes proper documentation (typically on IRS Form W-8BEN-E) evidencing either (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or (2) a “non-financial foreign entity” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of a sale or other disposition of shares of our common stock. Taxpayers generally may rely on these proposed regulations until final regulations are issued by the Department of Treasury. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our common stock.

Backup withholding and information reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on our common stock paid to the holder and the tax withheld, if any, with respect to the distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Internal Revenue Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends on our common stock. Dividends paid to Non-U.S. Holders subject to the U.S. withholding tax, as described above under the section titled “—Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Prospective investors should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them, including the availability of and procedure for obtaining an exemption from backup withholding.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or, in which the Non-U.S. Holder is incorporated, under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

U.S. federal estate tax

Common stock owned (or treated as owned) by an individual who is not a citizen or a resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate or other tax treaty provides otherwise, and therefore, may be subject to U.S. federal estate tax.

UNDERWRITING

We and BTIG, LLC (the “underwriter”) have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase the number of shares indicated in the following table.

Underwriter	Number of Shares
BTIG, LLC

Total

The underwriter has agreed to purchase the shares of our Class A common stock from us at a price of $                 per share, which will result in $                 million of proceeds to us, before deducting estimated offering expenses payable by us. The underwriter proposes to offer the shares of our Class A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares may be deemed underwriting compensation. The underwriter may effect such transactions by selling shares of our Class A common stock to or through dealers, and as such dealers may receive compensation in the form of discounts, concessions or commission from the underwriter and/or purchases of shares of our Class A common stock for whom they may act as agents or to who they may sell as principal. We have also agreed to reimburse the underwriter for certain reasonable and documented fees and disbursements of their counsel.

We estimate expenses payable by us in connection with this offering will be approximately $                .

We have granted the underwriter an option for 30 days from the date of this prospectus supplement to purchase up to                  additional shares of our Class A common stock.

We, our executive officers and our directors have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of our common stock or securities convertible into or exchangeable for shares of our common stock during the period from the date of this prospectus supplement continuing through the date 60 days, in our case, and 90 days, in the case of our executive officers and our directors, after the date of this prospectus supplement, except with the prior written consent of BTIG, LLC.

The lock-up restrictions described in the immediately preceding paragraph do not apply, with respect to us, to, among other exceptions:

•	the grant or issuance of securities under our incentive plans;

•	sales or transfers pursuant to Rule 10b5-1 plans established prior to the execution of the underwriting agreement;

•	any shares of common stock or other securities convertible into, or exercisable for, shares of common stock issued in connection with the Zymergen merger; and

•

any shares of common stock or other securities convertible into, or exercisable for, shares of common stock issued in connection with mergers or acquisitions of businesses, entities, property or other assets or pursuant to any employee benefit plan assumed by us in connection with any such merger or acquisition and issuances and registration in connection with privately negotiated transactions to vendors, customers, licensing partners, strategic partners or potential strategic partners or other investors, in each case, in the aggregate not to exceed 15% of our common stock outstanding following this offering.

The restrictions above do not apply, with respect to our executive officers and directors, to, among other exceptions:

•	certain transfers as bona fide gifts or charitable contributions, or by will or testamentary document;

•	transfers pursuant to this offering;

•	transfers in connection with a sale of shares of common stock acquired in open market transactions after the closing date of this offering;

•

transfers to us in connection with the “net” or “cashless” exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock, including to satisfy tax withholding obligations; and

•	transfers pursuant to Rule 10b5-1 plans established prior to the execution of the applicable lock-up agreement.

In connection with the offering, the underwriter may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriter’s option described above may be exercised. The underwriter may cover any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriter in the open market prior to the completion of the offering.

The underwriter may also impose a penalty bid. This occurs when underwriter repays a portion of the discount, concession or commission received by it because the underwriter has repurchased shares sold by or for the account of the underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on The New York Stock Exchange, in the over-the-counter market or otherwise.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act.

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates may have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which it received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriter and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriter and its affiliates and the Company that:

a) it is a qualified investor within the meaning of the Prospectus Regulation; and

b) in the case of any Shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation

and the prior consent of the underwriter has been given to the offer or resale; or (ii) where the Shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Shares to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriter and its affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire shares in the offering.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and any other material in relation to the common shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares are only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the shares will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require us and/or the underwriter or any of its affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the United Kingdom who acquires any shares in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriter and its affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Australia

No prospectus or other disclosure document, as defined in the Corporations Act 2001 (“Cth”) of Australia, or the Corporations Act, in relation to our shares has been or will be lodged with the Australian Securities & Investments Commission ( the “ASIC”). This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with us under section 708(12) of the Corporations Act; or

(iv)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)

you warrant and agree that you will not offer any of our shares for resale in Australia within 12 months of that security being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of our common stock under the Israeli Securities Law, 5728 – 1968, or the Israeli Securities Law, which requires a prospectus to be published and authorized by the Israel Securities Authority if it complies with certain provisions of Section 15 of the Israeli Securities Law, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law. In particular, we may request, as a condition to be offered shares of our common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law and the regulations promulgated thereunder in connection with the offer to be issued shares of our common stock; (iv) that the shares of our common stock and that it will be issued are subject to exemptions available under the Israeli Securities Law (a) for its own account, (b) for investment purposes only and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus supplement will be passed upon for us by Ropes & Gray LLP. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., is acting as counsel for the underwriter in connection with certain legal matters relating to this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Current Report on Form 8-K dated October 4, 2022, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited Zymergen Inc.’s consolidated financial statements incorporated by reference within Ginkgo Bioworks Holdings, Inc.’s Current Report on Form 8-K, dated October 19, 2022, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Zymergen’s financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Allonnia, LLC, incorporated by reference into this prospectus supplement, have been audited by Wolf & Company, P.C., independent public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$500,000,000

Class A Common Stock

Preferred Stock

Warrants

Units

We, Ginkgo Bioworks Holdings, Inc., may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $500,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our Class A common stock, par value $0.0001 (“Class A common stock”), is traded on the New York Stock Exchange under the symbol “DNA.” On October 3, 2022, the closing price of our Class A common stock was $3.13.

Investing in our securities involves risks. See “Risk Factors” on page 3, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 14, 2022

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be sold in one or more offerings up to a total dollar amount of $500,000,000. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below. To the extent there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “Ginkgo,” “we,” “us,” “our” and similar terms refer to Ginkgo Bioworks Holdings, Inc. and its consolidated subsidiaries, unless we state otherwise or the context otherwise requires.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

The Company

Ginkgo Bioworks Holdings, Inc. is building a platform to enable customers to program cells as easily as we can program computers. Ginkgo’s platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization and therapeutics discovery. Ginkgo has incurred net losses since its inception. Ginkgo’s net loss attributable to its stockholders was approximately $668.8 million and $1,259.3 million for the three and six months ended June 30, 2022, respectively, and $1,830.0 million, $126.6 million and $119.3 million for the fiscal years ended December 31, 2021, 2020 and 2019, respectively. As of June 30, 2022, Ginkgo had an accumulated deficit of approximately $3,557.3 million, and as of December 31, 2021, Ginkgo had an accumulated deficit of approximately $2,297.9 million. For more information, see “Part I, Item 1A-Risk Factors—Risks Related to Ginkgo’s Business—We have a history of net losses. We expect to continue to incur losses for the foreseeable future, and we may never achieve or maintain profitability” in our Annual Report on Form 10-K for the annual period ended December 31, 2021, as filed with the SEC on March 29, 2022.

Corporate Information

We were originally incorporated as Soaring Eagle Acquisition Corp., a Cayman Islands exempted company, in October 2020 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. Soaring Eagle Acquisition Corp. completed its initial public offering in February 2021. In September 2021, a wholly owned subsidiary of Soaring Eagle Acquisition Corp. merged with and into Ginkgo Bioworks, Inc., a Delaware corporation, with Ginkgo Bioworks, Inc. surviving the merger as a wholly owned subsidiary of Soaring Eagle Acquisition Corp. In connection with the merger, we changed our name to “Ginkgo Bioworks Holdings, Inc.”

Our principal executive offices are located at 27 Drydock Avenue, 8th Floor, Boston, MA 02210.

Our telephone number is (877) 422-5362. Our website address is www.ginkgobioworks.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Part I, Item 1A-Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2021, as filed with the SEC on March 29, 2022, any subsequent annual report on Form 10-K, and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Ginkgo. These statements are based on the beliefs and assumptions of the management of Ginkgo. Although Ginkgo believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Ginkgo cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. It does not extend to the forward-looking information and should not be read as if it does. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	Ginkgo’s ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

•	Ginkgo’s ability to retain or recruit, or adapt to changes required in, its founders, senior executives, key personnel or directors;

•	factors relating to the business, operations and financial performance of Ginkgo, including:

•	Ginkgo’s ability to effectively manage its growth;

•	Ginkgo’s exposure to the volatility and liquidity risks inherent in holding equity interests in certain of its customers;

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rapidly changing technology and extensive competition in the synthetic biology industry that could make the products and processes Ginkgo is developing obsolete or non-competitive unless it continues to collaborate on the development of new and improved products and processes and pursue new market opportunities;

•	Ginkgo’s reliance on its customers to develop, produce and manufacture products using the engineered cells and/or biomanufacturing processes that Ginkgo develops;

•	Ginkgo’s ability to comply with laws and regulations applicable to its business; and

•	market conditions and global and economic factors beyond Ginkgo’s control;

•	intense competition and competitive pressures from other companies worldwide in the industries in which the combined company will operate;

•	the success of Ginkgo’s programs and their potential to contribute revenue;

•	litigation and the ability to adequately protect Ginkgo’s intellectual property rights;

•	Ginkgo’s ability to close and realize the benefits of pending merger and acquisition transactions; and

•	other factors detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of Ginkgo. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Ginkgo assess the impact of all such risk factors on the business of Ginkgo, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements.

In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the annual period ended December 31, 2021, as filed with the SEC on March 29, 2022, any subsequent annual report on Form 10-K, and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” which are incorporated by reference into this prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to Ginkgo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Ginkgo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents;

•	directly to purchasers or to a single purchaser; or

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, or an exchange or otherwise.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our Class A common stock is listed on the New York Stock Exchange. Underwriters may make a market in our Class A common stock but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF CLASS A COMMON STOCK

General

The following description summarizes some of the terms of our certificate of incorporation and bylaws and the Delaware General Corporation Law (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL.

Authorized Capitalization

Our authorized capital stock consists of 10,500,000,000 shares of Class A common stock, par value $0.0001 per share, 4,500,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), 800,000,000 shares of Class C common stock (“Class C common stock”), par value $0.0001 per share and 200,000,000 shares of undesignated preferred stock, par value $0.0001 per share.

Class A Common Stock

Holders of shares of our Class A common stock have no conversion, preemptive or other subscription rights and there are no sinking fund provisions.

Voting Rights

Class A Common Stock

Holders of our Class A common stock are entitled to one vote for each share of Class A common stock held of record by such holder on all matters voted upon by Ginkgo stockholders.

Class B Common Stock

Holders of our Class B common stock are entitled to 10 votes for each share of Class B common stock held of record by such holder on all matters voted upon by Ginkgo stockholders.

Class C Common Stock

Except as expressly provided in the our certificate of incorporation or required by applicable law, holders of our Class C common stock generally are not entitled to vote on matters voted upon by Ginkgo stockholders. Solely to the extent that a holder of our Class C common stock is expressly entitled to vote on any matter pursuant to our certificate of incorporate or by applicable law, the holder will be entitled to one vote for each share of Class C common stock held of record by such holder.

Stockholder Votes

The bylaws provide that the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock representing a majority of the voting power of all outstanding shares of capital stock entitled to vote at such meeting shall constitute a quorum. When a quorum is present, subject to the rights of the holders of one or more series of our preferred stock, if any, the affirmative vote of a majority of the votes cast and entitled to vote thereon is required to take action, unless otherwise specified by law, the bylaws or the certificate of incorporation, and except for a contested election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of our Class A common stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Other Rights

Each holder of our Class A common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our Class A common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

Dividends

We have never declared or paid any cash dividends on our Class A common stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Section 203 of the DGCL

We have not opted out of Section 203 of the DGCL under our certificate of incorporation. Under Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding shares of our voting stock of (the “acquisition”), except if:

•	the board of directors approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the business combination is approved by the board of directors, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the board of directors because the stockholder approval requirement would be avoided if the board of directors approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Written Consent by Stockholders

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our certificate of incorporation provides otherwise.

Under our certificate of incorporation, stockholders may act by written consent only if (a) the action to be taken or effected has been approved by the affirmative vote of all of the directors of Ginkgo then serving or (b) the holders of our Class B common stock, collectively beneficially own shares representing a majority of the voting power of all of the outstanding shares of capital stock of Ginkgo. In all other circumstances, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by written consent.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or management.

Exclusive Forum

Our certificate of incorporation requires that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action to bring (i) a derivative action or proceeding brought on behalf of us, (ii) any action asserting acclaim of breach of a fiduciary duty owed by any director, officer or other employee of ours, (iii) any action asserting a claim against us, our directors, officers or employees arising under the DGCL, our certificate of incorporation, our bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware; except for certain claims over which the Court of Chancery determines that it does not have jurisdiction, including for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder as to which the federal district court for the District of Delaware or the Court of Chancery shall have concurrent jurisdiction. Although we believe that this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.

Proxy Access

Pursuant to our bylaws, we will include in our proxy statement and on our proxy card for any annual stockholder meeting the names of any director nominees proposed by stockholders; provided that such director nomination meets the requirements set forth in our bylaws and provided further that such nominee satisfies the qualifications for a director to serve on the board of directors.

Pursuant to our bylaws, the number of stockholder director nominees each nominating stockholder may put forward cannot exceed the number of director candidates that are subject to election at the applicable meeting.

Stockholders eligible to submit proxy access materials must (i) be present in person at the meeting, (ii) be a record owner of shares of Ginkgo both at the time of giving the notice as set forth in our bylaws and at the time of the meeting, (iii) is entitled to vote at the meeting, and (iv) has complied with all provisions set forth in our bylaws as to such notice and nomination.

Stockholder Action; Special Meetings of Stockholders

Our certificate of incorporation provides that stockholders may act by written consent only if (a) the action to be taken or effected has been approved by the affirmative vote of all of the directors of Ginkgo then serving or (b) the holders of Class B common stock collectively beneficially own shares representing a majority of the voting power of all of the outstanding shares of capital stock of Ginkgo. In all other circumstances, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by written consent.

Amendment of Bylaws

Our bylaws may be amended or repealed by a majority vote of our board of directors or by the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, provided, however, that if our board of directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the voting power of all of the outstanding shares of capital stock.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation and bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent for our Class A common stock.

Trading Symbol and Market

Our Class A common stock is listed on the New York Stock Exchange under the symbol “DNA”.

DESCRIPTION OF PREFERRED STOCK

Under the terms of our certificate of incorporation, our board of directors is authorized to issue up to and 200,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series without stockholder approval. As of June 30, 2022, we had no shares of preferred stock outstanding. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of our common stock until the board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock could include restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Ginkgo.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.ginkgobioworks.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 29, 2022;

•	our Amendment to our Annual Report on Form 10-K/A for the year ended December 31, 2021, as filed with the SEC on September 1, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022 as filed with the SEC on May 16, 2022 and August 15, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on June 14, 2022, July 25, 2022, July 25, 2022, August 4, 2022 and October 4, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on September 16, 2021, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

Ginkgo Bioworks Holdings, Inc.

27 Drydock Avenue, 8th Floor

Boston, MA 02210

877-422-5362

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.ginkgobioworks.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Current Report on Form 8-K dated October 4, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Allonnia, LLC as of December 31, 2021 and 2020 and for the period from November 27, 2019 (inception) through December 31, 2019, have been incorporated by reference into this Prospectus and elsewhere in the registration statement in reliance on the report of Wolf & Company, P.C., independent public accounting firm, given on the authority of such firm as experts in accounting and auditing.

$100,000,000

Ginkgo Bioworks Holdings, Inc.

Class A Common Stock

Prospectus supplement

            , 2022

BTIG